UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2009

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 26, 2009, Genta Incorporated (the “Company”) issued a press release announcing that it had held a Special Meeting of Stockholders (the “Special Meeting”).  At the Special Meeting, the Company’s stockholders approved a proposal that authorized the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the Company’s outstanding Common Stock, par value $.001 per share (“Common Stock”), at any exchange ratio up to 1- for-100.  The Company’s Board of Directors approved the implementation of a reverse stock split at a ratio of 1-for-50 shares (the “Reverse Stock Split”).  As of July 1, 2009, the anticipated effective date of the Reverse Stock Split, every fifty shares of “old” Common Stock will be converted into one “new” share of Common Stock.  Following the Reverse Stock Split, it is anticipated that the “new” shares of Common Stock will begin trading on the Over the Counter Bulletin Board upon the open of trading on July 1, 2009.

The Company will file a Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to effect the Reverse Stock Split, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of the Company

99.1	Press Release of the Company dated June 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	June 29, 2009	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

3.1	Certificate of Amendment of Restated Certificate of Incorporation of the Company

99.1	Press Release of the Company dated June 26, 2009